Pricing Supplement No. 3 dated January 22, 1996        Registration No. 33-52571
(To Prospectus Supplement dated December 16, 1996      Rule 424(b)(3)
and Prospectus dated March 18, 1994)



                           BANK OF BOSTON CORPORATION

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                        -----------------------------


        Except as set forth herein, the Notes offered hereby are "Senior Floating Rate Notes" and have such terms as are described in the accompanying Prospectus Supplement dated December 16, 1994, relating to Senior Floating Rate Notes.

Principal Amount: $50,000,000


Issue Date: January 22, 1996
Settlement Date: January 25, 1996

Stated Maturity Date: January 24, 1997

Issue Price:  100% of Principal Amount

Offering Agent: Goldman, Sachs & Co., as agent

Offering Agent's
Commission:  $5,000

Proceeds to the
Corporation:  $49,995,000

Interest Rate(s)
    (Fixed Rate Notes): N/A

Initial Interest Rate
    (Floating Rate Notes:  5.52%

Interest Payment Dates:       [ ] June 15 and December 15 of each year.
                              [X] Other:  April 24, 1996
                                          July 24, 1996
                                          Oct. 24, 1996
                                          Jan. 24, 1997

Interest Payment Period:  Quarterly

Record Dates:                [X] Fifteenth calendar day (whether or not a Business Day)
                             next preceding each Interest Payment Date.

Interest Rate Basis          [ ] CMT Rate
    (Floating Rate Notes):   [ ] Commercial Paper Rate
                             [ ] Eleventh District Cost of Funds Rate
                             [ ] Federal Funds Rate
                             [X] LIBOR Telerate
                             [ ] LIBOR Reuters
                             [ ] Prime Rate
                             [ ] Treasury Rate
                             [ ] Other:

Interest Calculation
    (Floating Rate Notes):   [X] Regular Floating Rate Note
                             [ ] Floating Rate/Fixed Rate Note
                                 Fixed Rate Commencement Date:
                                 Fixed Interest Rate:
                             [ ] Inverse Floating Rate Note
                                 Fixed Interest Rate:

Index Maturity
    (Floating Rate Notes):   Three Months

Index Currency
(LIBOR Notes):  U.S. Dollar

Designated LIBOR Page
(LIBOR Notes):  Page 3750

Designated CMT Telerate
Page (CMT Rate Notes):  N/A

Designated CMT Maturity
(CMT Rate Notes):  N/A

Reuters Screen NYMF Page
(Prime Rate Notes):  N/A

Spread (Plus or Minus)
    (Floating Rate Notes):  +.02

Spread Multiplier
    (Floating Rate Notes):  N/A

Interest Rate Formula
    (Floating Rate Notes):  N/A

Interest Reset Dates
    (Floating Rate Notes):  January 25, 1996
                            April 24, 1996
                            July 24, 1996
                            October, 24, 1996

Interest Reset Period:  Quarterly

Interest Determination Dates
    (Floating Rate Notes):  January 23, 1996
                            April 22, 1996
                            July 22, 1996
                            October 22, 1996

Calculation Agent (if other
    than the Bank)
    (Floating Rate Notes):  N/A

Minimum Interest Rate
    (Floating Rate Notes):  N/A

Maximum Interest Rate
    (Floating Rate Notes):   N/A

Redemption Date(s):  N/A

Initial Redemption Percentage:  N/A

Annual Redemption
    Percentage Reduction:  N/A

Holder's Optional
    Repayment Date(s):  N/A

Day Count Convention
    (Floating Rate Notes):   [ ] 30/360 for the period from _____________ to
                                 ________________.
                             [X] Actual/360 for the period from January 25, 1996
                                 to January 24, 1997.

Original Issue
    Discount Note: [ ] Yes
                   [X] No

Total Amount of OID:  N/A

Yield to Maturity:  N/A

Interest Accrual
    Period:  N/A

Default Rate:  N/A

Other Provisions:   Terms used but not defined in this Pricing Supplement shall have the meanings specified in the above-referenced Prospectus Supplement.